UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2020 (June 30, 2020)

GENESCO INC.

(Exact name of registrant as specified in its charter)

Tennessee	1-3083		62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1415 Murfreesboro Pike	Nashville	Tennessee	37217-2895
(Address of Principal Executive Offices)			(Zip Code)

(615) 367-7000

Registrant's telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 27, 2020, the Company announced the taking of certain additional proactive steps designed to mitigate the negative financial impacts of the COVID-19 pandemic, including the following:

•

Our Chief Executive Officer, Mimi E. Vaughn, and a number of her direct reports took no base salary (effective April 1, 2020) other than an amount covering benefits provided by the Company.  The remainder of her direct reports took a 50% reduction in base salary (effective April 1, 2020).

•	Our Board of Directors also agreed to temporarily forego their cash compensation (or stock in lieu of cash compensation) in support of the Company’s cost-cutting initiatives.

On June 25, 2020, our Board of Directors considered the Company’s financial results to date and that more than 90% of the Company’s stores were expected to be reopened by June 30, 2020, and made the following decisions with respect to executive and director compensation, each of which is effective July 1, 2020:

•

The base salary of our Chief Executive Officer, Mimi E. Vaughn, and her direct reports will be restored to up to 85% of their base salary as in effect before the temporary reductions (with the base salary of certain of her direct reports remaining below 85%).

•

The cash compensation (and stock in lieu of cash compensation) of our board of directors will be restored to 85% of their cash compensation (and stock in lieu of cash compensation) as in effect before the temporary reductions.

The Company is mindful of the ongoing impact of the COVID-19 pandemic, and as a result, these changes will continue to be reviewed based on future operating conditions.

ITEM 5.07. Submission of Matters to Vote of Security Holders.

The Annual Meeting was hosted virtually on June 25, 2020, from the Company’s corporate headquarters in Nashville, Tennessee.  Shares representing a total of 14,717,263 votes were outstanding and entitled to vote.  At that meeting, the Company’s shareholders voted on the matters set forth below.

Election of Directors

The Company’s shareholders elected all seven persons nominated for election as directors until the next annual meeting of the shareholders and until their successors are elected and qualified as set forth in the Company’s proxy statement dated May 15, 2020.  The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Withheld	Broker Non-Votes
Joanna Barsh	11,748,604	168,737	1,088,192
Matthew C. Diamond	11,453,683	463,658	1,088,192
Marty G. Dickens	11,487,453	429,888	1,088,192
Thurgood Marshall, Jr.	11,723,934	193,407	1,088,192
Kathleen Mason	11,487,740	429,601	1,088,192
Kevin P. McDermott	11,014,948	902,393	1,088,192
Mimi E. Vaughn	11,618,698	298,643	1,088,192

Non-Binding, Advisory Vote on the Company’s Executive Compensation

The Company's shareholders voted upon a binding, advisory proposal to approve the compensation of the Company's named executive officers as disclosed in the proxy statement for the Annual Shareholders' meeting. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
11,240,362	648,357	28,622	1,088,192

Approval of Genesco Inc. 2020 Equity Incentive Plan

The Company's shareholders voted upon and approved the Genesco Inc. 2020 Equity Incentive Plan as disclosed in the proxy statement for the Annual Shareholders' meeting. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
11,259,030	645,231	13,080	1,088,192

Ratification of Independent Accountants

The Company’s shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year. The votes on this proposal were as follows:

For	Against	Abstain
12,543,043	436,995	25,495

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: June 30, 2020	By:	/s/ Melvin G. Tucker
	Name:	Melvin G. Tucker
	Title:	Senior Vice President and Chief Financial Officer